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                                                                    EXHIBIT 10.3

                                    FORM OF
                STRATEGIC MARKETING AND CROSS-SELLING AGREEMENT

     This Strategic Marketing and Cross-Selling Agreement dated as of ___________, 1998 (the "Effective Date") is entered into between ACCUSTAFF INCORPORATED, a Florida corporation having a principal place of business at One Independent Drive, Jacksonville, FL 32202 (together with all subsidiary and affiliated companies and their respective successors and assigns collectively referred to as "AccuStaff") and STRATEGIX SOLUTIONS, INC., a Delaware corporation, having a principal place of business at One Independent Drive, Jacksonville, FL 32202 (together with all subsidiary and affiliated companies collectively referred to as "Strategix").

                             PRELIMINARY STATEMENT:

     AccuStaff is a leading provider of business services that include consulting and strategic services in the areas of information technology and professional services (the "AccuStaff Services"). Strategix is a leading provider of business services that include diversified temporary commercial
staffing, training, and outsourcing services (the "Strategix Services").   As of
the date of this Agreement, AccuStaff owns all of the issued and outstanding common stock of Strategix. Strategix is effecting an initial public offering of certain shares of its common stock. Subject to the receipt of a favorable IRS Private Letter Ruling and certain other conditions, AccuStaff plans to distribute all of its shares of Strategix Common Stock to its shareholders in 1999 (the "Spin-off"). Prior to and subsequent to the Spin-off, (i) AccuStaff desires to offer to its clients a range of business services and solutions, including the Strategix Services and (ii) Strategix desires to offer to its clients a range of business services, including the AccuStaff Services. To preserve and continue to maximize the business opportunities available to both AccuStaff and Strategix, AccuStaff and Strategix desire to execute and deliver this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1

                                   SERVICES

     Section 1.1  Strategix Services.  Strategix grants to AccuStaff a non-
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exclusive, worldwide license to market the Strategix Services separately or in combination with or bundled together with the AccuStaff Services. Except as provided in Section 2.1, AccuStaff may, in its sole discretion, market the Strategix Services to its customers. To the extent necessary to give effect to this Agreement, the license granted hereby to AccuStaff includes any and all rights under any applicable patents, copyrights, trademarks and trade secrets and any other intellectual property rights belonging to Strategix or which Strategix has acquired or may acquire from any third party (collectively, the "Strategix Marks"). AccuStaff will take such actions as are necessary to protect

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the Strategix Marks. Strategix shall use commercially reasonable efforts to provide to AccuStaff customers those Strategix Services marketed by AccuStaff in accordance with this Agreement and such services shall be provided at prices and on terms that are reasonably acceptable to Strategix.

     Section 1.2  AccuStaff Services.  AccuStaff grants to Strategix a non-
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exclusive, worldwide license to market the AccuStaff Services separately or in combination with or bundled together with the Strategix Services. Except as provided in Section 2.1, Strategix may, in its sole discretion market the AccuStaff Services to its customers. To the extent necessary to give effect to this Agreement, the license granted hereby to Strategix shall include any and all rights under any applicable patents, copyrights, trademarks and trade secrets and any other intellectual property rights belonging to AccuStaff or which AccuStaff has acquired or may acquire from any third party (collectively, the "AccuStaff Marks"). Strategix will take such actions as are necessary to protect the AccuStaff Marks. AccuStaff shall use commercially reasonable efforts to provide to Strategix customers those AccuStaff services marketed by Strategix in accordance with this Agreement and such services shall be provided at prices and on terms that are reasonably acceptable to AccuStaff.

     Section 1.3  Joint Contracts.  AccuStaff has entered into various
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agreements with customers agreeing to provide both AccuStaff Services and
Strategix Services (the "Joint Contracts"). AccuStaff agrees to fulfill the obligations under each such Joint Contract to provide the AccuStaff Services required to be provided thereunder in accordance with the terms and conditions thereof. Strategix agrees to fulfill the obligations under each such Joint Contract to provide the Strategix Services required to be provided thereunder in accordance with the terms and conditions thereof. Revenues from the Joint Contracts shall be allocated in accordance with the services provided. Notwithstanding anything to the contrary in this Agreement, the obligations of the parties under this Section 1.3 shall survive any termination of this Agreement for a period equal to the term of the Joint Contracts. Neither Strategix nor AccuStaff shall extend the term of any Joint Contract beyond its current term without the written consent of the other. AccuStaff and Strategix shall cooperate and, if deemed mutually advisable or if required by the terms of the Joint Contracts, use their reasonable efforts to negotiate separate agreements with the customers that are parties to the Joint Contracts in order to permit the Company and Strategix and their respective subsidiaries, as appropriate, each to have the benefits of such agreements after the Effective Date.

                                   ARTICLE 2

                                   MARKETING

     Section 2.1  Marketing Plan.  Strategix and AccuStaff will jointly use the
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services of AccuStaff's Market Development Managers, the cost of which will be allocated in accordance with the Services Agreement between the parties. Market Development Managers shall market the services of both companies and encourage cross-selling opportunities.

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     Section 2.2  Publicity.  AccuStaff and Strategix will inform the sales and
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support personnel of each as to the availability, pricing, and positioning of the AccuStaff services and the Strategix Services consistent with the purposes of this Agreement.

                                   ARTICLE 3

                            RELATIONSHIP OF PARTIES

     Section 3.1  Independent Contractors.  Strategix and AccuStaff are
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independent contractors acting for their own accounts and are not authorized to make any commitment or representation on the other's behalf unless authorized in writing. Each party is solely responsible for establishing prices for its services.

     Section 3.2  Competition.  AccuStaff shall have no duty to Strategix,
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except pursuant to Section 1.3 hereof, to refrain from engaging in the business of providing services similar or identical to the Strategix Services. Strategix shall have no duty to AccuStaff, except pursuant to Section 1.3 hereof, to refrain from engaging in the business of providing services similar or identical to the AccuStaff Services.

                                   ARTICLE 4

                                  DISCLAIMER

NEITHER PARTY HERETO SHALL BE LIABLE TO THE OTHER PARTY HERETO FOR ANY SPECIAL, DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY THEREOF. THE FOREGOING LIMITATIONS OF LIABILITY SHALL APPLY REGARDLESS OF THE CAUSE OF ACTION UNDER WHICH SUCH DAMAGES ARE SOUGHT, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER TORT.

                                   ARTICLE 5

                              TERM AND TERMINATION

     Section 5.1  Initial Term.  This Agreement shall be effective until the
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earlier of the day prior to the Spin-off or eight months from the Effective Date
(the "Initial Term") unless terminated sooner in accordance herewith.

     Section 5.2  Early Termination.  This Agreement shall be subject to early
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termination by either Strategix or AccuStaff upon thirty (30) days' written notice if AccuStaff ceases to own shares of Common Stock representing more than 50% of the combined voting power of Strategix's outstanding capital stock. In addition,either party may terminate this Agreement:

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     (a)  if the other party breaches or fails to perform any material obligation hereunder, and such breach is not remedied within thirty (30) days after written notice thereof to the party in default; or

     (b) at any time, if the other party shall become insolvent or make an assignment for the benefit of creditors, or if a receiver or similar officer shall be appointed to take charge of all or part of that party's assets.

                                   ARTICLE 6

                                    GENERAL

     Section 6.1  Nonexclusivity.  The rights and remedies of the parties
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provided in this Agreement shall not be exclusive and are in addition to any other rights and remedies provided at law or in equity.

     Section 6.2  Binding Effect.  This Agreement shall be binding upon and
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inure to the benefit of the successors and assigns of the parties hereto, except that no obligation under this Agreement may be delegated, nor may any rights under this Agreement be assigned by either party, without the prior written consent of the other party (which shall not unreasonably be withheld), except by
operation of law.   Except as expressly provided in this Agreement, the parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

     Section 6.3  No Agency. Nothing in this Agreement shall be construed as
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making either party the agent of the other or as creating a partnership, joint venture or similar arrangement. Each party to this Agreement may engage in, acquire or possess an interest in other business ventures of any nature or description, independently or with others, whether currently existing or hereafter acquired or created, which may be in direct or indirect competition with the other party to this Agreement. Neither party to this Agreement shall have any rights in or to such other party's independent ventures or the income or profits derived therefrom, or to any opportunities offered or created thereby. Such activities or arrangements shall not constitute a breach by any party to this Agreement. Nothing in this Agreement shall prohibit a party from benefiting from the other party's actions solely because such party is a shareholder of the other party.

     Section 6.4  Notices.   All notices and other communications required or
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permitted hereunder shall be in writing and shall be delivered personally, delivered by facsimile transmission (with confirmation of receipt immediately thereafter by telephone), telegraphed, sent by nationally recognized overnight courier (marked for overnight delivery), or sent by registered, certified or express mail, postage prepaid, return receipt requested, addressed to the parties at the address appearing on the first page of this Agreement or to such other address as may be hereafter designated in writing hereunder by the respective parties. Each party shall promptly advise the other in writing of any change of address.

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     Section 6.5  Severability.  If any provision of this Agreement is held
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illegal or unenforceable by any court of competent jurisdiction, such provision shall be deemed separable from the remaining provisions of this Agreement and shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement. The parties hereto agree to replace any such illegal or unenforceable provision that has the most nearly similar permissible economic or other effect.

     Section 6.6  Governing Law.  This Agreement shall be governed by the laws
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of the State of Florida, without regard to its conflicts of law principles.

     Section 6.7  No Waiver.  The failure of either party to enforce, in any one
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or more instances, any of the terms or conditions of the Agreement shall not be construed as a waiver of the future performance of any such term or condition.

     Section 6.8  Force Majeure.  Neither party shall be liable for its failure
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to perform any of its obligations hereunder during any period in which such performance is directly delayed by the occurrence of events beyond the control of the failing party such as fire, explosion, flood, storm or the acts of God, war, embargo, riot, or the intervention of any government authority, provided that the party suffering the delay immediately notifies the other party of the delay.

     Section 6.9  Final Agreement.  This Agreement supersedes all prior oral and
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written understandings and agreements between the parties concerning the subject matter hereof and may not be modified except in a writing signed by the authorized representatives of the parties hereto.

     Section 6.10  Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ACCUSTAFF INCORPORATED                           STRATEGIX SOLUTIONS, INC.


By:____________________________                  By:___________________________
   Name:_______________________                     Name:______________________
   Title:______________________                     Title:_____________________

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